EXHIBIT II

                                                                  EXECUTION COPY
                                                                  --------------








                        CHESAPEAKE UTILITIES CORPORATION






                                 NOTE AGREEMENT







                             DATED OCTOBER 31, 2002




                                   $30,000,000

                     6.64% SENIOR NOTES DUE OCTOBER 31, 2017

SECTION  1.     Purchase  and  Sale  of  Notes                                1
Section  1.1       Issue  of  Notes.                                          1
Section  1.2       The  Closing.                                              2
Section  1.3       Expenses.                                                  2
Section  1.4       Closing  Conditions.                                       2
SECTION  2.     PAYMENTS                                                      4
Section  2.1       Required  Payments.                                        4
Section  2.2       Optional  Prepayments.                                     5
Section  2.3       Partial  Payment  Pro  Rata.                               5
SECTION  3.     INFORMATION  AS  TO  COMPANY                                  6
Section  3.1       Financial  and  Business  Information                      6
Section  3.2       Officer's  Certificates.                                   7
Section  3.3       Accountants'  Certificates.                                8
Section  3.4       Inspection.                                                8
SECTION  4.     COMPANY  BUSINESS  COVENANTS                                  8
Section  4.1       Payment  of  Taxes  and  Claims.                           8
Section  4.2       Maintenance  of  Properties  and  Corporate  Existence.    9
Section  4.3       Payment  of  Notes  and  Maintenance  of  Office.          9
Section  4.4       Fixed  Charge  Coverage  Ratio.                           10
Section  4.5       Minimum  Consolidated  Net  Worth.                        10
Section  4.6       Incurrence  of  Indebtedness                              10
Section  4.7       Guaranties.                                               10
Section  4.8       Liens  and  Encumbrances.                                 11
Section  4.9       Restricted  Payments.                                     12
Section  4.10      Sale  of  Property  and  Subsidiary  Stock.               12
Section  4.11      Merger  and  Consolidation.                               13
Section  4.12      Transactions  with  Affiliates.                           14
Section  4.13      Loans,  Advances  and  Investments                        14
Section  4.14      Sale-Leaseback                                            14
Section  4.15      ERISA  Compliance                                         14
Section  4.16      Use  of  Proceeds                                         15
SECTION  5.     DEFAULT                                                      15
Section  5.1       Nature  of  Default.                                      15
Section  5.2       Default  Remedies                                         16
Section  5.3       Other  Remedies.                                          17
SECTION  6.     REPRESENTATIONS,  COVENANTS  AND  WARRANTIES                 17
Section  6.1       Organization,  Etc.                                       17
Section  6.2       Financial  Statements                                     18
Section  6.3       Actions  Pending                                          18
Section  6.4       Outstanding  Indebtedness                                 18
Section  6.5       Title  to  Properties                                     19
Section  6.6       Taxes                                                     19
Section  6.7       Conflicting  Agreements  and  Other  Matters              19
Section  6.8       Offering  of  Notes                                       19
Section  6.9       ERISA                                                     20
Section  6.10      Governmental  Consent.                                    20
Section  6.11      Environmental  Compliance.                                20
Section  6.12      Permits  and  Other  Operating  Rights.                   21
Section  6.13      Disclosure                                                21
Section  6.14      Regulatory  Status  of  Company;  Trust Indenture Act     21
SECTION  7.     INTERPRETATION  OF  THIS  AGREEMENT                          22
Section  7.1       Terms  Defined.                                           22
Section  7.2       Accounting  Principles                                    29
Section  7.3       Directly  or  Indirectly.                                 29
Section  7.4       Governing  Law;  Consent  to  Jurisdiction                30
SECTION  8.     PURCHASERS'  SPECIAL  RIGHTS                                 30
Section  8.1       Note  Payment.                                            30
Section  8.2       Issue  Taxes.                                             30
Section  8.3       Registration  of  Notes.                                  30
Section  8.4       Exchange  of  Notes.                                      31
Section  8.5       Replacement  of  Notes.                                   31
SECTION  9.     MISCELLANEOUS                                                31
Section  9.1       Notices.                                                  31
Section  9.2       Payments  Due  on  Non-Business  Days.                    32
Section  9.3       Reproduction  of  Documents.                              32
Section  9.4       Purchase  for  Investment.                                32
Section  9.5       Source  of  Funds.                                        32
Section  9.6       Successors  and  Assigns.                                 33
Section  9.7       Amendment  and  Waiver;  Acquisition  of  Notes.          33
Section  9.8       Duplicate  Originals.                                     33


EXHIBITS
---------

Exhibit  A         Form  of  Note
Exhibit  B-1       Form  of  Opinion  of  Company's  Counsel
Exhibit  B-2       Form  of  Opinion  of  Company's  Special Delaware Counsel
Exhibit  B-3       Form  of  Opinion  of  Company's  Special Maryland Counsel
Exhibit  B-4       Form  of  Opinion  of  Company's  Special  Florida Counsel
Exhibit  B-5       Form  of  Opinion  of  Company's  Special  Maryland  Counsel

SCHEDULES
---------

Purchaser  Schedule
Schedule  4.6        Existing  Indebtedness
Schedule  4.8(a)(v)  Existing  Liens
Schedule  6.1(a)     Subsidiaries
Schedule  6.7        List  of  Agreements  Restricting  Debt
Schedule  7.1        Existing  Investments

                        CHESAPEAKE UTILITIES CORPORATION
                            909 Silver Lake Boulevard
                              Dover, Delaware 19904




                                 NOTE AGREEMENT

                                   $30,000,000

                     6.64% Senior Notes due October 31, 2017




                                                          As of October 31, 2002


To  the  Purchasers  listed  in  the
  attached  Purchaser  Schedule


Ladies  and  Gentlemen:

     Chesapeake Utilities Corporation, a Delaware corporation (the "Company"), hereby agrees with the purchasers listed in the attached Purchaser Schedule (collectively, the "Purchasers" and, individually, a "Purchaser") as follows:

SECTION  1.     PURCHASE  AND  SALE  OF  NOTES

Section  1.1     Issue  of  Notes.
     The Company will authorize the issue of $30,000,000 principal amount of its 6.64% Senior Notes due October 31, 2017 (the "Notes"). Each Note will bear interest on the unpaid principal balance thereof, from the date of the Note or the most recent date to which interest thereon has been paid, until the same is due and payable, at an annual rate of 6.64% (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually on the last day of April and October in each year beginning on April 30, 2003. The Notes will be subject to certain mandatory principal repayments prior to maturity, as provided in
Section 2.1 and will mature on October 31, 2017. Payments of principal, Make Whole Amount, if any, and, to the extent permitted by law, interest not paid when due will bear interest from the date such payment was due until paid at a rate per annum from time to time equal to the greater of (i) 8.64% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate. The Notes will be registered notes in the form set out in Exhibit A.

Section  1.2     The  Closing.
     The Company agrees to sell to each Purchaser and each Purchaser agrees to purchase from the Company, in accordance with the provisions of this Agreement, the principal amount of the Notes indicated for such Purchaser on the Purchaser Schedule attached hereto at par. The closing of the sale and purchase of the Notes will be held at 10:00 a.m. on October 31, 2002 (the "Closing Date"), or such other date as may be mutually agreed, at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois. On the Closing Date, the Company will deliver to each Purchaser one or more Notes, as specified in the Purchaser Schedule attached hereto in the aggregate amount of each Purchaser's purchase, dated the Closing Date and payable to such Purchaser or such Purchaser's nominee(s), if any, listed in the Purchaser Schedule, against payment in immediately available funds. Each Purchaser's obligations hereunder are several and not joint and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

Section  1.3     Expenses.
     Whether or not the Notes are sold, the Company will, upon presentation to the Company of documentation in reasonable detail, pay the following expenses relating to this Agreement, including:
(a)     the  cost  of  reproducing  this  Agreement  and  the  Notes;
(b) the reasonable fees and disbursements (including the cost of obtaining the private placement number) of the Purchasers' special counsel;
(c) the cost of any fees of agents, brokers or dealers or otherwise incurred in connection with the sale of the Notes pursuant to this Agreement but not with respect to any subsequent resale;
(d) each Purchaser's reasonable out-of-pocket expenses incurred in negotiating this Agreement;
(e) the cost of delivering to or from any Purchaser's home office, insured to any Purchaser's satisfaction, the Notes purchased by any Purchaser, any Note surrendered by any Purchaser to the Company pursuant to this Agreement and any
Note issued to any Purchaser in substitution or replacement for a surrendered Note; and
(f) all costs (including reasonable fees and expenses of counsel) related to proposed or actual modifications of, or proposed or actual consents under, this Agreement.
     The obligations of the Company under this Section 1.3 shall survive the payment of the Notes and the termination of this Agreement, and shall continue regardless of whether or not the Closing Date occurs and whether or not any Purchaser has purchased Notes hereunder.

Section  1.4     Closing  Conditions.
     Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:
(a) Certain Documents. Such Purchaser shall have received the following dated the Closing Date:
(i)     The  Notes  to  be  purchased  by  such  Purchaser.
(ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.
(iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.
(iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.
(v) Good standing certificates for the Company from each of the Secretary of State of Delaware, the Secretary of State of Maryland, and the Secretary of State of Florida, dated of a recent date.
(b) Opinion of Purchasers' Special Counsel. Such Purchaser shall have received from Schiff Hardin & Waite, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to  the  Purchasers  as  to  such  matters  as  the Purchasers may request.
(c) Opinion of Company's Special and Local Counsel. Such Purchaser shall have received from Covington & Burling, who are acting as special counsel for the Company in connection with this transaction, a favorable opinion satisfactory to the Purchasers substantially in the form of Exhibit B-1 hereto, from Parkowski & Guerke, who are acting as Delaware counsel for the Company in connection with this transaction, a favorable opinion satisfactory to the Purchasers substantially in the form of Exhibit B-2 hereto, from Piper Rudnick LLP, who are acting as Maryland counsel for the Company in connection with this transaction, a favorable opinion satisfactory to the Purchasers substantially in the form of Exhibit B-3 hereto, from Rose, Sundstrom & Bentley, LLP, who are acting as Florida counsel for the Company in connection with this transaction, a favorable opinion satisfactory to the Purchasers substantially in the form of Exhibit B-4 hereto, and a favorable opinion satisfactory to the Purchasers substantially in the form of Exhibit B-5 hereto, from Laws & Robertson, P.A., who are also acting as Maryland counsel for the Company in connection with this transaction.
(d) Representations and Warranties; No Default. The representations and warranties contained in Section 6 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the
     Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, to both such effects.
(e) Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition. The orders of the Delaware and Florida State Commissions referred to in Section 6.10 shall be satisfactory to such Purchaser and shall be final and in full force and effect on the Closing Date. No appeal, review or contest of either thereof shall be pending on the Closing Date, and, as of the Closing Date, the time for appeal or to seek review or reconsideration of such orders shall have expired. Any conditions contained in either order shall have been satisfied to such Purchaser's reasonable satisfaction. Such Purchaser and its special counsel shall have received copies of such documents and papers (including, without limitation, a certified or attested copy of such orders) as such Purchaser may reasonably request in connection therewith or as a basis for the Purchasers' special counsel's closing opinion, all in form and substance satisfactory to such Purchaser and the Purchasers' special counsel.
(f) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
(g) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

SECTION  2.     PAYMENTS

Section  2.1     Required  Payments.
(a) Until the Notes are paid in full, the Company will pay $2,727,272.72 in aggregate principal amount of the Notes on October 31 in each year beginning on October 31, 2007 and ending on October 31, 2017, inclusive. The entire outstanding principal amount and unpaid interest thereon shall be due and payable on October 31, 2017, the maturity date of the Notes. Prepayments on each holder's Notes under Section 2.2 shall be applied to mandatory payments on such Notes in inverse order of maturity and the Company's obligation to make the payments required by this Section 2.1 shall not be reduced by any payment pursuant to Section 2.2. Notwithstanding the foregoing, upon any payment of less than all of the outstanding Notes pursuant to Section 2.1(b) hereof or any acquisition of any Notes by the Company or any Subsidiary or Affiliate permitted by Section 9.6(b) hereof, the principal amount of such required prepayment of the Notes becoming due under this Section 2.1 on or after the day of such payment or acquisition shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.
(b) If, at any time, the aggregate net book value of all assets that are used in the regulated utilities business segments of the Company and its Subsidiaries is less than 50% of Consolidated Total Assets (a "Diversification Event"), any holder of any of the Notes then outstanding may elect, at its option, by notice to the Company, to declare the outstanding Notes held by such holder to be due and payable on the next business day after the 30th day following such notice (the "Required Payment Date"). Upon such election by any holder of the Notes, the Company will pay the aggregate principal amount of such holder's Notes on the Required Payment Date, together with interest accrued to the Required Payment Date on such principal amount, and a premium equal to the Make Whole Amount, if any, applicable to such payment. Upon the occurrence of a Diversification Event, the Company shall deliver to each holder of the outstanding Notes a notice that such event has occurred and the reason or reasons for such occurrence.

Section  2.2     Optional  Prepayments.
(a) At a Premium. The Company may prepay the Notes in whole or part, at any time and from time to time, in multiples of $1,000,000, by payment of 100%
of the principal amount then being prepaid, together with interest accrued to the date of prepayment on the principal amount being prepaid and a premium equal to the Make Whole Amount, if any, applicable to such prepayment; provided that no partial prepayment shall be in an amount less than (i) $1,000,000 or (ii) the aggregate principal amount remaining outstanding, whichever is less.
(b) Notice of Optional Prepayment. The Company will give written notice of any optional prepayment of the Notes to each holder of Notes at least 15 but not more than 45 days before the date fixed for prepayment, specifying (1) such date (the "Prepayment Date"), and (2) the amount of principal and interest with respect to the Notes and such holder's Notes to be prepaid on such date. Any such notice of prepayment will be irrevocable. Upon the giving of such notice by the Company, the principal amount of the Notes specified in the notice, together with interest accrued to the Prepayment Date on such principal amount, and a premium equal to the Make Whole Amount, if any, applicable to such payment, shall be due and payable on the Prepayment Date, and the Company shall pay such amount on the Prepayment Date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to Section 2.2(a), give telephonic notice of the principal amounts of the Note to be prepaid and the prepayment date to each Purchaser which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

Section  2.3     Partial  Payment  Pro  Rata.
     If there is more than one Note outstanding, the principal amount of each required or optional partial payment of the Notes, other than a prepayment pursuant to Section 2.1(b), will be allocated among the Notes at the time outstanding in proportion, as nearly as practicable, to the respective outstanding principal amounts of the Notes.

SECTION  3.     INFORMATION  AS  TO  COMPANY

Section  3.1     Financial  and  Business  Information.
     The Company will deliver in duplicate to each Purchaser, if at the time such Purchaser or such Purchaser's nominee holds any Notes (or if such Purchaser is obligated to purchase any Notes), and to each other Institutional Holder of outstanding Notes:
(a) Quarterly Statements--as soon as practicable and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company:
(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and as at the end of the corresponding quarter in the most recently completed fiscal year and a consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, and
(ii) consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for that quarter and for the portion of the fiscal year ending with such quarter, and for the corresponding periods in the prior fiscal year and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in the statements of income for each fiscal period, the specific dollar amounts of depreciation charged, lease rental expense and interest expense on Indebtedness, accompanied by a certificate signed by a principal financial officer of the Company stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles consistently applied, with such adjustments as may be required to present fairly the financial statements therein contained;

(b) Annual Statements--as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company:
(i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, as at the end of that fiscal year, and
(ii) consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries, for that year, setting forth in the case of such consolidated financial statements, the figures for the previous fiscal year in comparative form, and setting forth in such statements of income, the specific dollar amounts of depreciation charged, lease rental expense, and interest expense on Indebtedness, and accompanied in the case of such consolidated financial statements by an opinion of a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the results of the operations and financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur);

(c) Audit Reports--promptly upon receipt thereof, one copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;
(d) SEC and Other Reports--promptly upon their becoming available, copies of each periodic report (including Form 8-K, 10-K, and 10-Q, proxy statement and registration statement or prospectus relating to Securities of the Company filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agency, and promptly upon transmission thereof, copies of such other financial statements, notices and reports, if any, as the Company or any Subsidiary shall send to its public stockholders;
(e) Annual Regulatory Reports--promptly upon their becoming available, copies of each annual report required to be filed by the Company or any Subsidiary with any of the State Commissions or with the FERC;
(f) Notice of Default or Event of Default-- immediately upon becoming aware of the existence of any Default or Event of Default, a notice describing in reasonable detail its nature and what action the affected Company or Subsidiary is taking or proposes to take with respect thereto;
(g) Notice of Claimed Default--immediately upon becoming aware that the holder of any Note or of any other evidence of indebtedness or other Security of the Company or any Subsidiary has given notice (or taken any other action) with respect to a claimed default, breach, Default or Event of Default, a notice describing in reasonable detail the notice given (or action taken) and in reasonable detail the nature of the claimed default, breach, Default or Event of Default and what action the affected Company or Subsidiary is taking or proposes to take with respect thereto;
(h) Report on Proceedings--promptly upon the Company's making public information with respect to (1) any proposed or pending investigation of it or any Subsidiary by any governmental authority or agency, or (2) any court or administrative proceeding, which in either case involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or financial condition of the Company and its Subsidiaries, a notice specifying its nature and the action the Company is taking with respect thereto; and
(i) Requested Information--with reasonable promptness, any other data and information which may be reasonably requested from time to time, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended.

Section  3.2     Officer's  Certificates.
     With each set of financial statements delivered pursuant to Section 3.1(a) or 3.1(b), the Company will deliver to each Purchaser a certificate signed by its Chief Financial Officer and setting forth:
(a) Covenant Compliance--the information required in order to establish compliance with Section 4 during the period covered by the financial statements then being furnished; and
(b) Default or Event of Default--that the signer has reviewed the relevant terms of this Agreement and has made, or caused to be made, under the signer's supervision, a review of the transactions and condition of the Company and its Subsidiaries from the beginning of the period covered by the financial statements then being furnished and that the review has not disclosed the existence of any Default or Event of Default or, if a Default or Event of Default exists, describing its nature.

Section  3.3     Accountants'  Certificates.
     Each set of annual financial statements delivered pursuant to Section 3.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that, in making the audit necessary to the certification of such financial statements, they have reviewed this Agreement and obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.

Section  3.4     Inspection.
     The Company will permit each Purchaser's representatives, while such Purchaser or such Purchaser's nominee holds any Note, and the representatives of any other Institutional Holder of the Notes to visit and inspect any of the Properties of the Company or any Subsidiary, to examine and make copies and extracts of all their books of account, records, reports and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees with management duties and independent public accountants (and by this provision the Company authorizes said accountants to so discuss the finances and affairs of the Company and its Subsidiaries), all upon reasonable notice, at reasonable times and as often as may be reasonably requested. Any holder making any visit or inspection pursuant to this Section 3.4 shall pay its own costs and expenses thereof unless, at the time of such visit or inspection, there shall exist a Default or Event of Default, in which event the Company shall bear the costs and expenses thereof.

SECTION  4.     COMPANY  BUSINESS  COVENANTS

     The Company covenants that on and after the date of this Agreement until the Notes are paid in full:

Section  4.1     Payment  of  Taxes  and  Claims.
     The Company shall, and shall cause each Subsidiary to, pay, before they become delinquent,
(a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and
(b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property, provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and provided further that adequate book reserves have been established with respect thereto and provided further that the owning company's title to, and its right to use, its Property is not materially adversely affected thereby.

Section  4.2     Maintenance  of  Properties  and  Corporate  Existence.
     The  Company  shall,  and  shall  cause  each  Subsidiary  to:
(a) Property--maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;
(b) Insurance--maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies, of such types (including public liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;
(c) Financial Records--keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;
(d) Corporate Existence and Rights--do or cause to be done all things necessary (a) to preserve and keep in full force and effect its existence, rights and franchises and (b) except as provided in Section 4.10 or 4.11, to maintain each Subsidiary as a Subsidiary; and
(e) Compliance with Law--comply with all laws (including but not limited to environmental laws), ordinances, or governmental rules and regulations (including, without limitation, federal, state and local environmental laws, rules and regulations) to which it is subject and maintain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, if the failure to so comply or the failure to so maintain might materially adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries or the ability of the Company to perform its obligations set forth in this Agreement and in the Notes.

Section  4.3     Payment  of  Notes  and  Maintenance  of  Office.
     The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in Section 9.1 where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at such address until such time as the Company shall notify the holders of the Notes of a change of location of such office within such State.

Section  4.4     Fixed  Charge  Coverage  Ratio.
     The Company will, for each fiscal year of the Company, maintain Consolidated Net Earnings Available for Fixed Charges at not less than 120% of Consolidated Fixed Charges.

Section  4.5     Minimum  Consolidated  Net  Worth.
     The Company will at all times maintain Consolidated Net Worth at not less than $50,000,000.

Section  4.6     Incurrence  of  Indebtedness.
     The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume, become liable for, or guaranty, or permit any of its Property to become subject to, any Funded Indebtedness (and in the case of a Subsidiary, Current Indebtedness) other than:
(i) Funded Indebtedness represented by the Notes and the outstanding Indebtedness set forth in Schedule 4.6;
(ii) Unsecured Funded Indebtedness of the Company, if after giving effect thereto and to any concurrent transactions, the aggregate principal amount of outstanding secured and unsecured Funded Indebtedness of the Company (including, but not limited to, the Funded Indebtedness represented by the Bonds) and secured and unsecured Current and Funded Indebtedness of the Subsidiaries (excluding Indebtedness owed by a Subsidiary to the Company or a Wholly-Owned Subsidiary) does not exceed 65% of Total Capitalization; and
(iii) Purchase Money Indebtedness of the Company or a Subsidiary and unsecured Current or Funded Indebtedness of a Subsidiary, if after giving effect thereto and to any concurrent transactions, (a) the conditions set forth in
Section 4.6(ii) are satisfied, and (b) the aggregate principal amount of outstanding Purchase Money Indebtedness of the Company and its Subsidiaries and the unsecured Current and Funded Indebtedness of the Subsidiaries, excluding Current or Funded Indebtedness owed by a Subsidiary to the Company or a Wholly-Owned Subsidiary, does not exceed 20% of Consolidated Tangible Net Worth.

Section  4.7     Guaranties.
     The Company will not, and will not permit any Subsidiary to, become liable for or permit any of its Property to become subject to any Guaranty except Guaranties under which the maximum aggregate amount of Indebtedness, dividend or other obligation being guaranteed can be mathematically determined at the time of issuance. Each Guaranty permitted by this Section 4.7 must comply with the applicable requirements of Section 4.6 above.

Section  4.8     Liens  and  Encumbrances.
(a) The Company will not, and will not permit any Subsidiary to, cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:
(i) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, provided that payment thereof is not at the time required by Section 4.1;
(ii) Liens incurred or deposits made in the ordinary course of business (A) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;
(iii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (A) execution and other enforcement are effectively stayed, (B) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings, (C) adequate book reserves have been established with respect thereto, and (D) the owning company's right to use, its Property is not materially adversely affected thereby;
(iv) Liens on Property of a Subsidiary, provided that they secure only obligations owing to the Company or a Wholly-Owned Subsidiary;
(v)     the  Liens existing at the date of this Agreement which are set forth in
Schedule  4.8(a)(v);
(vi) Liens securing Purchase Money Indebtedness of the Company or a Subsidiary, provided (x) the incurrence of such Purchase Money Indebtedness is then permitted by Section 4.6, and (y) after giving effect to the incurrence of such Purchase Money Indebtedness and to any concurrent transactions, the aggregate amount of outstanding Purchase Money Indebtedness of the Company and its Subsidiaries and the unsecured Current and Funded Indebtedness of the Subsidiaries (excluding Indebtedness owed by a Subsidiary to the Company or a Wholly-Owned Subsidiary) does not exceed 20% of Consolidated Tangible Net Worth; and provided further that no such Lien shall extend to or cover any Property not originally subject thereto, other than improvements to the Property originally subject thereto; and
(vii) other Liens securing obligations that in the aggregate do not exceed $100,000.
(b) The Company will not issue or permit to be issued any additional Bonds under the First Mortgage Indenture, except in the case of the exchange or transfer of Bonds or the replacement of lost, stolen, destroyed or mutilated Bonds, in each case in accordance with the terms of the First Mortgage Indenture.

Section  4.9     Restricted  Payments.
     Except as provided in this Section 4.9, the Company will not, and the Company will not permit any Subsidiary to,
(a) declare or pay any dividends, either in cash or property, on any shares of capital stock of the Company (except dividends payable solely in shares of capital stock of the Company);
(b) directly or indirectly, purchase, redeem or retire any share of capital stock of the Company or any warrants, rights or options to purchase or acquire any shares of capital stock of the Company (other than shares of capital stock or warrants, rights or options to purchase or acquire shares of capital stock issued to employees, directors or agents of the Company pursuant to a benefit or compensation plan or agreement of the Company); or
(c) make any other payment or distribution, either directly or indirectly, in respect of capital stock of the Company (such declarations, payments, redemptions or retirements being called "Restricted Payments"), if at the time of any such Restricted Payment and after giving effect thereto, the aggregate amount of all Restricted Payments made, paid or declared since the Closing Date would exceed the sum of (x) $10,000,000 plus (y) 100% of Consolidated Net Income for the period beginning on January 1, 2003 and ending on the date of the proposed Restricted Payment, computed on a cumulative basis (or if Consolidated Net Income is a deficit figure for the period, then minus 100% of such deficit).

Section  4.10     Sale  of  Property  and  Subsidiary  Stock.
(a) The Company will not, and will not permit any Subsidiary to, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its assets (not including Excluded Assets); provided that the foregoing restriction does not apply to the sale of assets for a cash consideration to a Person other than an Affiliate, if all of the following conditions are met:
(i) the amount of such assets (valued at net book value), together with all other assets of the Company and Subsidiaries previously disposed of (other than in the ordinary course of business) as permitted by this Section 4.10(a) and the assets of any Subsidiary disposed of as permitted by Section 4.10(a)(ii) during the current fiscal year does not exceed 10% of Consolidated Total Assets as of the end of the fiscal year then most recently ended; provided that assets, as so valued, may be sold in excess of 10% of Consolidated Total Assets in any fiscal year if either (1) within one year of such sale, the proceeds from the sale of such assets are used, or committed by the Company's Board of Directors to be used, to acquire other assets of at least equivalent value and earning power, or (2) with the written consent of the holders of the Notes, the proceeds from sale of such assets are used immediately upon receipt to prepay first any Bonds outstanding and, if no Bonds are outstanding, to prepay pro rata the Notes under Section 2.2(a) hereof and other senior Funded Indebtedness of the Company; and
(ii) in the opinion of the Company's Board of Directors, the sale is for fair value and is in the best interest of the Company; and
(iii) immediately after the consummation of the sale, and after giving effect thereto, no Default or Event of Default would exist.
(b) The Company will not, and will not permit any Subsidiary to, dispose of its investment in any Subsidiary, and the Company will not, and will not permit any Subsidiary to, issue or transfer any shares of a Subsidiary's capital stock or any other Securities exchangeable or convertible into its stock (such stock and other Securities being called "Subsidiary Stock"), if the effect would be to reduce the direct or indirect proportionate interest of the Company in the outstanding Subsidiary Stock of the Subsidiary whose shares are the subject of the transaction, provided that these restrictions do not apply to (x) the issue of directors' qualifying shares or (y) the sale for a cash consideration to a Person other than an Affiliate of the entire investment of the Company and its other Subsidiaries (i) in any Excluded Assets or (ii) in any other Subsidiary provided the Company would be permitted to dispose of all of the assets of such other Subsidiary at the time in compliance with the conditions specified in paragraphs (i), (ii) and (iii) of Section 4.10(a).

Section  4.11     Merger  and  Consolidation.
     The Company will not, and will not permit any Subsidiary to, be a party to any merger or consolidation or sell, lease or otherwise transfer all or substantially all of its Property, provided that the Company may merge or consolidate with, or sell substantially all of its assets to, another corporation if all of the following conditions are met:
(i) the surviving or acquiring corporation is organized under the laws of the United States or a jurisdiction thereof,
(ii) the surviving or acquiring corporation, if not the Company, expressly and unconditionally assumes in writing the covenants and obligations to be performed by the Company under the Notes and this Agreement, such assumption to be in a form acceptable to the holder or holders of not less than 66-2/3% in principal amount of all Notes at the time outstanding, and
(iii) the surviving or acquiring corporation could, immediately after giving effect to the transaction, incur at least $1.00 of additional Funded Indebtedness pursuant to Section 4.6(ii), and at the time of such transaction and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and provided, further, that any Subsidiary may merge or consolidate with or into the Company or any other subsidiary so long as (x) the condition specified in paragraph (iii) above is satisfied, and (y) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation.

Section  4.12     Transactions  with  Affiliates.
     The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such Company's or Subsidiary's business and upon fair and reasonable terms which are at least as favorable to the Company or the subsidiary as would be obtained in a comparable arm's-length transaction with a non-Affiliate.

Section  4.13     Loans,  Advances  and  Investments.
     The Company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any investment in any Property or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or make or permit to remain outstanding any loan or advance to, any Person, (herein collectively referred to as "Investments") except that the Company or a Subsidiary may make or permit to remain outstanding Permitted Investments.

Section  4.14     Sale-Leaseback.
     Without the written consent of the holder or holders of not less than 66-2/3% in principal amount of all Notes at the time outstanding, neither the Company nor any Subsidiary will sell and lease back (whether or not under a Financing Lease) any Property.

Section  4.15     ERISA  Compliance.
(a) The Company will not permit the present value of all employee benefits vested under all Pension Plans maintained by the Company and its Subsidiaries to exceed  the  present value of the assets allocable to such vested benefits;
(b) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law, provided, however, that for purposes of the foregoing the Company shall be entitled to rely upon the independent actuaries for its pension plans; and
(c) The Company will not permit at any time, and will not permit any Subsidiary at any time to permit, any Pension Plan maintained by it to:
(i)     engage  in  any  "prohibited  transaction"  as  such  term is defined in
Section  4975  of the Internal Revenue Code of 1986, as amended, or described in
Section  406  of  ERISA;
(ii)     incur  any  "accumulated funding deficiency" as such term is defined in
Section  302  of  ERISA,  whether  or  not  waived;  or
(iii) terminate under circumstances which could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

Section  4.16     Use  of  Proceeds.
     Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to refinance outstanding short-term debt previously used to fund capital expenditures and for general corporate purposes, including to fund capital expenditures. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retir-ing any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regula-tion U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

SECTION  5.     DEFAULT

Section  5.1     Nature  of  Default.
     An "Event of Default" shall exist if any of the following occurs and is continuing:
(a) Principal, Premium or Interest Payments--failure to pay principal or Make Whole Amount on any Note on or before the date the payment is due, or failure to pay interest on any Note on or before the fifth day after the payment is  due;
(b) Breach of Particular Covenants--failure to comply with any covenant contained in Sections 4.4 through 4.11 and Sections 4.14 and 4.15;
(c) Other Breaches--failure to comply with any other provision of this Agreement, which continues for more than 30 days after it first becomes known to the chief executive officer, president, chief financial officer or treasurer of the Company;
(d) Default on Indebtedness or Other Security-- failure by the Company or any Subsidiary to make one or more payments due on aggregate indebtedness exceeding $1,000,000; or any event, other than the giving of a notice of voluntary prepayment, shall occur or any condition shall exist, the effect of which event or condition is to cause (or permit one or more Persons to cause) more than $1,000,000 of aggregate indebtedness or other Securities of the Company or any Subsidiary to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment;
(e) Involuntary Bankruptcy Proceedings, Etc.--a custodian, receiver, liquidator or trustee of the Company or any Subsidiary, or of any of the Property of either, is appointed or takes possession and such appointment or possession remains in effect for more than 60 days; or the Company or any Subsidiary generally fails to pay its debts as they become due; or the Company or any Subsidiary is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company or any Subsidiary; or any of the Property of either is sequestered by court order and the order remains in effect for more than 60 days; or a petition is filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not dismissed within 60 days after filing;
(f) Voluntary Bankruptcy Proceedings, Etc.--the Company or any Subsidiary files a voluntary petition in bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company, or a Subsidiary, or of all or any part of the Property of either; or makes an assignment for the benefit of its creditors;
(g) Warranties or Representations--any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any document, certificate or instrument furnished in compliance with or in reference to this Agreement shall prove to have been false or misleading in any material respect on the date as of which it was made; or
(h) Undischarged Final Judgments--a final judgment for the payment of money is outstanding against one or more of the Company and its Subsidiaries and has been outstanding for more than 60 days from the date of its entry and has not been discharged in full or effectively stayed.

Section  5.2     Default  Remedies.
(a) Acceleration--If an Event of Default of the type described in Sections 5.1(e) or 5.1(f) shall occur, the, entire outstanding principal amount of the Notes shall automatically become due and payable, without the taking of any action on the part of any holder of the Notes or any other Person and without the giving of any notice with respect thereto. If an Event of Default of the type described in Section 5.1(a) exists, any holder of Notes may, at its option, exercise any right, power or remedy permitted by law, including the right, by notice to the Company, to declare the Notes held by such holder to be immediately due and payable. If any other Event of Default exists, the holder or holders of at least 66-2/3% in outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates) may, at its or their option, exercise any right, power or remedy permitted by law, including the right, by notice to the Company, to declare all the outstanding Notes to be immediately due and payable. Upon each such acceleration, the principal of the Notes declared due or automatically becoming due shall be immediately payable, together with all accrued interest and the Make Whole Amount, if any, applicable thereto, and the Company will immediately make payment, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.
     No course of dealing or delay or failure to exercise any right on the part of any holder of the Notes shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers or remedies. The Company will pay or reimburse the holders of the Notes for all costs and expenses (including reasonable attorneys' fees) incurred by them in collecting any sums due on the Notes or in otherwise enforcing any of their rights.
(b) Annulment of Acceleration--In the event of each declaration or automatic acceleration pursuant to Section 5.2(a), the holder or holders of at least
75% of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates) may annul such declaration or automatic acceleration and its consequences if no judgment or decree has been entered for the payment of any amount due pursuant to such declaration or automatic acceleration and if all sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become payable solely by reason of such declaration or automatic acceleration) shall have been duly paid.

Section  5.3     Other  Remedies.
     If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon any Purchaser or any other holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION  6.     REPRESENTATIONS,  COVENANTS  AND  WARRANTIES

     The  Company  represents,  covenants  and  warrants  as  follows:

Section  6.1     Organization,  Etc.
(a) Due Organization, Foreign Qualifications, Stock Ownership. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in the States of Florida and Maryland, which are the only jurisdictions where the ownership by it of property or the nature of the business conducted by it makes such qualification necessary. Each Subsidiary of the Company is duly organized and existing in good standing under the laws of the jurisdictions in which it is incorporated. Neither the ownership by any Subsidiary of property or the nature of the business conducted by any Subsidiary requires any Subsidiary to be qualified to do business in any jurisdiction in which it is not already qualified to do business. The names of the Subsidiaries of the Company and the jurisdiction of incorporation of such is listed on Schedule 6.1(a) hereto.
(b) Power and Authority. The Company and each of its Subsidiaries has all requisite corporate power to conduct their respective businesses as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes. The execution, delivery and performance of the obligations of the Company under this Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor's rights generally and subject to general principles of equity. As of the Closing Date, the Company shall have duly executed and delivered the Notes being issued on such Closing Date, and such Notes shall be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to enforceability, to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor's rights generally and subject to general principles of equity.

Section  6.2     Financial  Statements.
     The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1996 to 2001, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all certified on by PriceWaterhouseCoopers, L.L.P.; and (ii) a consolidated balance sheet of the Company and its Subsidi-aries as at June 30, 2002 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (sub-ject, as to interim statements, to changes resulting from audits and year-end adjust-ments), have been prepared in accordance with generally accept-ed ac-counting principles consistently followed through-out the periods involved and show all liabili-ties, direct and contin-gent, of the Company and its Subsidi-aries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiar-ies as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 2001.

Section  6.3     Actions  Pending.
     Except as disclosed in the Company's Form 10-K, 10-Q and 8-K Reports most recently filed with the Securities and Exchange Commission, there is no action, suit, investigation or pro-ceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body not covered by insurance which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

Section  6.4     Outstanding  Indebtedness.
     As of the Closing Date, neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 4.6. As of the Closing Date, there exists no default under the provisions of any instrument evidencing such Debt or of any agree-ment relating thereto.

Section  6.5     Title  to  Properties.
     The Company has and each of its Subsidiar-ies has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as of December 31, 2001 referred to in Section 6.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 4.8. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

Section  6.6     Taxes.
     The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assess-ments received by it to the extent that such taxes have become due, except such taxes as are being con-tested in good faith by appropriate proceedings for which adequate reserves have been established in accor-dance with generally accepted accounting princi-ples.

Section  6.7     Conflicting  Agreements  and  Other  Matters.
     Neither the execution nor deliv-ery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agree-ment (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebt-edness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule
6.7  attached  hereto.

Section  6.8     Offering  of  Notes.
     Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

Section  6.9     ERISA.
     No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Pension Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any with-drawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidi-aries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 9.5.

Section  6.10     Governmental  Consent.
     Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body, including, without limitation, the Maryland State Commission, (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes, other than (a) Order No. 5989 of the Public Service Commission of the State of Delaware entered in PSC Docket No. 02-186 dated July 9, 2002, (b) Order No. PSC-01-2274-FOF-GU of the Florida Public Service Commission issued in Docket No. 011345-GU on November 19, 2001, (c) Order No. PSC-01-2274A-FOF-GU of the Florida Public Service Commission issued in Docket No. 011345-GU on December 5, 2001, and (d) Order No. PSC-02-1102-FOF-GU of the Florida Public Service Commission issued in Docket No. 011345-GU on August 12, 2002, each of which orders have been duly issued, are final and in full force and effect, no appeal, review or contest of either thereof is pending and the time for appeal or to seek review or reconsideration of either thereof has expired. The Company has delivered to each Purchaser true and complete copies of such orders.

Section  6.11     Environmental  Compliance.
     Except as disclosed in the Company's Form 10-K, 10-Q and 8-K Reports most recently filed with the SEC, the Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinanc-es and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

Section  6.12     Permits  and  Other  Operating  Rights.
     The Company and each of its Subsidiaries has all such valid and sufficient franchises, licenses, permits, operating rights, certificates of convenience and necessity, other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any of its Subsidiaries or any of its respective properties, easements and rights-of-way as are necessary for the ownership, operation and maintenance of its respective businesses and respective properties, subject to minor exceptions and deficiencies which do not materially affect its business and operations considered as a whole or any material part thereof, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

Section  6.13     Disclosure.
     Neither this Agreement nor any other document, certifi-cate or statement furnished to any Purchaser by or on behalf of the Company in connec-tion herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the state-ments contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other docu-ments, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transac-tions contemplated hereby. The information concerning the effect of the potential application of Federal Energy Regulatory Commission Order 636 to the Company and its Subsidiaries provided to each Purchaser by the Company is reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

Section  6.14     Regulatory  Status  of  Company;  Trust  Indenture  Act.
     The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Company is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is not a "public utility" within the meaning of the Federal Power Act, as amended. By purchasing the Notes, no Purchaser will be (a) a "public utility company," a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "transmitting utility" within the meaning of the Federal Power Act, as amended, (c) a "public utility" or an "electric utility" under Delaware law, Florida law, Maryland law or the law of any other state or (d) subject to the jurisdiction of the Federal Energy Regulatory Commission, the Public Service Commission of the State of Delaware, the Public Service Commission of the State of Florida or any other commission or person in any other state.

SECTION  7.     INTERPRETATION  OF  THIS  AGREEMENT

Section  7.1     Terms  Defined.
     As used in this Agreement (including Exhibits and Schedules), the following terms have the respective meanings set forth below or in the Section indicated. Unless the context otherwise requires, (a) words denoting the singular number only shall include the plural and vice versa and (b) references to a gender shall include all genders.

Affiliate--means a Person (other than a Subsidiary) (1) which directly or indirectly controls, or is controlled by, or is under common control with, the Company, (2) which owns 5% or more of the Voting Stock of the Company or (3) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

Agreement--means this Note Agreement dated as of October 31, 2002 between the Company and each Purchaser (including Exhibits and Schedules), as amended or modified from time to time.

Bonds--has  the  meaning  specified  in  the  First  Mortgage  Indenture.

Business Day--means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

Called Principal--means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 2.2(a) or is declared to be due and payable pursuant to Section 2.1(b) or 5.2(a), as the context requires.

Closing  Date--Section  1.2.

Code--shall  mean  the  Internal  Revenue  Code  of  1986,  as  amended.

Company--Preamble.

Consolidated Fixed Charges--for any period, means the net amount deducted, in determining Consolidated Net Income for such period, for interest on Indebtedness and lease rental expense of the Company and its Subsidiaries.

Consolidated  Net  Earnings  Available  for Fixed Charges--for any period, means
Consolidated Net Income for such period plus the net amount deducted in the determination thereof for (i) interest on Indebtedness, (ii) lease rental expense and (iii) income taxes.

Consolidated Net Income--for any period, means the gross revenue of the Company and its Subsidiaries determined on a consolidated basis minus all proper expenses (including income taxes) determined on a consolidated basis for such period, but in any event excluding:
(1) any gain or loss on the sale of Investments or fixed assets, and any taxes on such excluded gain or loss;
(2)     any  proceeds  from  life  insurance;
(3) any portion of the net earnings of any Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Subsidiary;
(4)     any  gain  arising  from  any  write-up  or  reappraisal  of  assets;
(5) any deferred or other credit representing the excess of equity of an acquired Person over the amount invested by the Company and its Subsidiaries in such Person;
(6) any gain arising from the acquisition of any Securities of the Company or any Subsidiary;
(7) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless those net earnings have actually been received by the Company or the Subsidiary in the form of cash distributions or, to the extent of their fair market value, in the form of any other freely transferable Property; and
(8) earnings of any Person accrued prior to the date it becomes a Subsidiary or its assets are acquired by the Company or a Subsidiary.

     Consolidated Net Worth--means as of any date, the sum of the amounts that would be shown on a consolidated balance sheet of the Company and its Subsidiaries at such date for (i) capital stock, (ii) capital surplus and (iii) retained earnings.

Consolidated Tangible Net Worth--means as of any date Consolidated Net Worth at such date minus the amount at which any assets other than Tangible Assets would be shown on a consolidated balance sheet of the Company and its Subsidiaries at such date.

Consolidated Total Assets--means as of any date the aggregate amount at which the assets of the Company and its Subsidiaries would be shown on a consolidated balance sheet at such date.

Current Indebtedness--with respect to any Person, means all liabilities for borrowed money and all liabilities secured by any Lien existing on Property owned by that Person (whether or not those liabilities have been assumed) which, in either case, are payable on demand or within one year from their creation, plus the aggregate amount of Guaranties by that Person of all such liabilities of other Persons, except:
(1) any liabilities which are renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof; and
(2) any liabilities which, although payable within one year, constitute principal payments on indebtedness expressed to mature more than one year from the date of its creation.

     Default--means an event or condition which will, with the lapse of time or the giving of notice or both, become an Event of Default.
Discounted Value--means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

Diversification  Event--Section  2.1(b).

ERISA--means  the  Employee  Retirement Income Security Act of 1974, as amended.

ERISA Affiliate-- shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of Section 414(b) of the Code.

Event  of  Default--Section  5.1.
Excluded Assets-- means (i) each of the following Subsidiaries or the assets of any of the following Subsidiaries: Sharp Water, Inc.; Carroll Water Systems, Inc.; EcoWater Systems of Michigan, Inc.; Sam Shannahan Well Co., Inc.; Absolute Water Care, Inc.; Sharp Water of Florida, Inc.; Sharp Water of Minnesota, Inc.; Sharp Water of Idaho, Inc.; BravePoint, Inc.; Skipjack, Inc.; Eastern Shore Real Estate, Inc.; aQuality Company, Inc.; aquality solutions of Western Maryland, LLC; or aquality solutions of Delmarva, LLC, and (ii) any Subsidiary that the Company may create or acquire after the date hereof which is not (x) a "public utility company," a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (y) a "transmitting utility" within the meaning of the Federal Power Act, as amended.

FERC--means  the  Federal  Energy  Regulatory Commission or a successor thereto.

Financing Lease--means any lease which is shown or is required to be shown in accordance with generally accepted accounting principles as a liability on a balance sheet of the lessee thereunder.

Financing Lease Obligation--means the obligation of the lessee under a Financing Lease. The amount of a Financing Lease Obligation at any date is the amount at which the lessee's liability under the Lease would be required to be shown on its balance sheet at such date.

First Mortgage Indenture--means the Indenture dated as of December l, 1959, between Chesapeake Utilities Corporation and Fidelity-Baltimore National Bank, Trustee, as amended and supplemented.

Funded  Indebtedness--with  respect  to  any  Person, means without duplication:
(1)     its  liabilities  for  borrowed  money, other than Current Indebtedness;
(2) liabilities secured by any Lien existing on Property owned by the Person (whether or not those liabilities have been assumed);
(3) the aggregate amount of Guaranties by the Person, other than Guaranties which constitute Current Indebtedness; and
(4)     its  Financing  Lease  Obligations.

     Guaranty--with respect to any Person, means all guaranties of, and all other obligations which in effect guaranty, any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner (except any indebtedness or other obligation of any Subsidiary or any Funded Indebtedness of the Company), including obligations incurred through an agreement, contingent or otherwise, by such Person:
(1) to purchase such indebtedness or obligation or any Property constituting security therefor;
(2)     to  advance  or  supply  funds
(A)     for  the  purchase  or  payment  of  such indebtedness or obligation, or
(B) to maintain working capital or any balance sheet or income statement condition;
(C) to lease Property, or to purchase Securities or other Property or services, primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or
(D) otherwise to assure the owner of such indebtedness or obligation, or the primary obligor, against loss;
but excluding endorsements in the ordinary course of business of negotiable instruments for deposit or collection.
     The amount of any Guaranty shall be deemed to be the maximum amount for which such Person may be liable, upon the occurrence of any contingency or otherwise, under or by virtue of the Guaranty.

Indebtedness--means  Current  Indebtedness  and  Funded  Indebtedness.

Institutional Holder--means a "qualified institutional buyer" as defined in Regulation 230.144A issued pursuant to the Securities Act of 1933, as amended.

Investments--Section  4.13.

Lien--means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a Financing Lease or a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.

Make Whole Amount--means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero.

Notes--Section  1.1.

Pension Plan--means any "employee pension benefit plan" (as such term is defined in Section 3 of ERISA) maintained by the Company and its Related Persons, or in which employees of the Company or any Related Person are entitled to participate, as from time to time in effect.

Permitted  Investments--means:
(1) Investments in any Person outstanding on the Closing Date, which are set forth in Schedule 7.1 hereto;
(2) Investments in any Person which is or would immediately thereafter become a Subsidiary or a division of the Company or a Subsidiary, whether by acquisition of stock, indebtedness, other obligation or Security, or by loan, Guaranty, advance, capital contribution, or otherwise;
(3) Investments in cash equivalent short-term investments maturing within one year of acquisition;
(4) Investments in mutual funds which invest only in either money market securities or direct obligations of the United States of America or any of its agencies, or obligations fully guaranteed by the United States of America, which mature within three years from the date acquired;
(5)     Investments  in  related  industries;
(6) Direct obligations of the United States of America or any of its agencies, or obligations fully guaranteed by the United States of America, provided that such obligations mature within one year from the date acquired;
(7) Negotiable certificates of deposit maturing within one year from the date acquired and issued by a bank or trust company organized under the laws of the United States or any of its states, and having capital, surplus and undivided profits aggregating at least $100,000,000;
(8) commercial paper rated A-1 or better by Standard & Poor's Corporation on the date of acquisition and maturing not more than 270 days from the date of creation thereof; and
(9) other investments in an aggregate amount not in excess of 20% of Consolidated Net Worth at any one time.

     Person--means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or a governmental agency or political subdivision.

Prepayment  Date--Section  2.2(b).

Process  Agent--Section  7.4.

Property--means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

PTCE--Section  9.5.

Purchaser--Preamble.

Purchase Money Indebtedness--means Indebtedness of the Company which is secured by a Lien on Property of the Company which either existed at the time of the original acquisition of the Property by the Company or was granted or retained in connection with the acquisition or improvement of the Property by the Company in order to facilitate the financing of such acquisition or improvement.

Reinvestment Yield--means, with respect to the Called Principal of any Note, ..50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge Telerate Service (or such other display as may replace Page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

Related Person--means any Person (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA.

Remaining Average Life--means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

Remaining Scheduled Payments--means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

Required  Payment  Date--Section  2.1(b).

Restricted  Payments--Section  4.9.

Security--shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
Settlement Date--means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 2.2(a) or is declared to be due and payable pursuant to Section 2.1(b) or 5.2(a), as the context requires.

Source--Section  9.5.

State Commissions--means the Delaware, Florida and Maryland public utilities commissions or other bodies which regulate the rates of the Company or its Subsidiaries as a natural gas distribution company or otherwise.

Subsidiary--means any corporation organized under the laws of any State of the United States of America, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America, and not less than 80% of the total combined voting power of all classes of Voting Stock, and 80% of all other equity securities, of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

Subsidiary  Stock--Section  4.10.

Tangible  Assets--means  all  assets  except:
(1)     deferred  assets,  other  than  prepaid  insurance  and  prepaid taxes;
(2) patents, copyrights, trademarks, trade names, franchises, good will, experimental expense and other similar intangibles;
(3)     treasury  stock;
(4)     unamortized  debt  discount  and  expense;  and
(5) assets located and notes and receivables due from obligors domiciled outside the United States of America or Canada.

     Total Capitalization--means at any date, the aggregate amount at that date, as determined on a consolidated basis, of the Funded Indebtedness of the Company and its Subsidiaries, plus Consolidated Net Worth.

Voting Stock--means Securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

Wholly-Owned Subsidiary--means any Subsidiary whose financial results are consolidated with the financial results of the Company, and all of the equity Securities of which (except director's qualifying shares) are owned by the Company and/or one or more Wholly-Owned Consolidated Subsidiaries of the Company.

Section  7.2     Accounting  Principles.
     The character or amount of any asset or liability or item of income or expense required to be determined under this Agreement and each consolidation or other accounting computation required to be made under this Agreement, shall be determined or made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section  7.3     Directly  or  Indirectly.
     Where any provision in this Agreement refers to any action which any Person is prohibited from taking, the provision shall be applicable whether the action is taken directly or indirectly by such Person, including actions taken by, or on behalf of, any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person under this Agreement.

Section  7.4     Governing  Law;  Consent  to  Jurisdiction.
     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York. The Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or the Notes may be brought in the courts of the State of New York or any court of the United States of America located in the State of New York, and, by execution and delivery of this Agreement, the Company accepts for itself, generally and unconditionally, and agrees to submit to the jurisdiction of each of the above-mentioned courts and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or later have based on venue or forum non conveniens with respect to any action instituted therein. The Company hereby irrevocably appoints Corporation Service Company (the "Process Agent"), with an office on the date hereof at 80 State Street, 6th Floor, Albany, New York 12207-2543, United States, as its agent to receive, on the Company's behalf and on behalf of the Company's property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent's above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.

SECTION  8.     PURCHASERS'  SPECIAL  RIGHTS

Section  8.1     Note  Payment.
     The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Make Whole Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to the account or accounts as specified in the Purchaser Schedule attached hereto or such other account or accounts in the United States as any Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 8.1 to any transferee of any Note which shall have made the same agreement as made in this paragraph 8.1.

Section  8.2     Issue  Taxes.
     The Company will pay all issuance, stamp and similar taxes in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save each Purchaser harmless against any and all liabilities relating to such taxes. The obligations of the Company under this
Section 8.2 shall survive the payment of the Notes and the termination of this Agreement.

Section  8.3     Registration  of  Notes.
     The Company will cause to be kept a register for the registration and transfer of the Notes. The names and addresses of the holders of the Notes, and all transfers of and the names and addresses of the transferees of any of the Notes, will be registered in the register. The Person in whose name any Note is registered shall be deemed and treated as the owner thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

Section  8.4     Exchange  of  Notes.
     Upon surrender of any Note to the Company, the Company, upon request, will execute and deliver at its expense (except as provided below), new Notes, in denominations of at least $1,000,000 (or, if less, the outstanding principal amount of the surrendered Note), in an aggregate principal amount equal to the outstanding principal amount of the surrendered Note. Each new Note (a) shall be payable to any Person as the surrendering holder may request and (b) shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

Section  8.5     Replacement  of  Notes.
     Upon receipt by the Company of evidence reasonably satisfactory to it (provided that if the holder of the Note is an Institutional Holder, its own certification shall be deemed to be satisfactory evidence) of the ownership of and the loss, theft, destruction or mutilation of any Note and
(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of the Note is an Institutional Holder, its own agreement of indemnity shall be deemed to be satisfactory), or
(b) in the case of mutilation, upon surrender and cancellation of the Note, the Company at its expense will execute and deliver a new Note, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of the lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

SECTION  9.     MISCELLANEOUS

Section  9.1     Notices.
(a) All notices, requests, demands or other communications under this Agreement or under the Notes will be in writing and will be given by telecopy, telex, first class registered or certified mail (postage prepaid) or personal delivery:
(i) if to any holder of any Note, in the manner provided in the Purchaser Schedule or in any other manner as such holder may have most recently advised the Company in writing, or
(ii) if to the Company, at its address shown at the beginning of this Agreement, or at any other address as it may have most recently furnished in writing to each Purchaser and to all other holders of the Notes.
(b) Notice shall be deemed to be given upon the receipt thereof at the notice address specified.

Section  9.2     Payments  Due  on  Non-Business  Days.
     Anything in this Agreement or the Note to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

Section  9.3     Reproduction  of  Documents.
     This Agreement and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by each Purchaser at the closing of each Purchaser's purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or subsequently furnished to any Purchaser, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and any Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made by any Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

Section  9.4     Purchase  for  Investment.
     Each Purchaser represents to the Company that such Purchaser is purchasing the Notes for its own account for investment or for resale under Rule 144A under the Securities Act of 1933, as amended, and with no present intention of distributing or reselling any of the Notes, but without prejudice to such Purchaser's right at all times to sell or otherwise dispose of all or part of the Notes under an effective registration statement under the Securities Act of 1933, as amended, or under a registration exemption available under that Act.

Section  9.5     Source  of  Funds.
     Each Purchaser represents to the Company that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder: (i) the Source is the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; (ii) the Source is a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more; (iii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (iii); or (iv) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. For the purpose of this Section 9.5, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in Section 3 of ERISA.

Section  9.6     Successors  and  Assigns.
     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties except that each Purchaser's obligations to purchase the Notes (as provided in Section 1.2) shall be a right which is personal to the Company and such right shall not be transferable or assignable by the Company to any other Person (including successors at law) whether voluntarily or involuntarily. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any holder, whether or not an express assignment of rights under this Agreement has been made by any Purchaser or any Purchaser's successor or assign.

Section  9.7     Amendment  and  Waiver;  Acquisition  of  Notes.
(a) Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes (exclusive of Notes then owned by the Company, Subsidiaries and Affiliates), provided that no amendment or waiver of any of the provisions of Sections 1, 6 and 8 shall be effective as to any holder of the Notes unless consented to by such holder in writing, and provided further, that no amendment or waiver shall, without the written consent of the holders of all the outstanding Notes, (1) subject to Section 5.2(b), change the amount or time of any prepayment, payment of principal or premium or the rate or time of payment of interest, (2) amend Section 5, or (3) amend this Section
9.7(a). Executed or complete and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 9.7(a) shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which the same shall become effective.
(b) Acquisition of Notes. Neither the Company nor any Subsidiary, nor any Affiliate will, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate shall contemporaneously offer to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. Any Notes acquired by the Company, any Subsidiary or any Affiliate shall not be considered outstanding for any purpose under this Agreement.

Section  9.8     Duplicate  Originals.
     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     If this Agreement is satisfactory to each Purchaser, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.
                         Very  truly  yours,
                         CHESAPEAKE  UTILITIES  CORPORATION


                         By:   ________________________
                         Name: ________________________
                         Title: _______________________


Accepted:

MASSACHUSETTS  MUTUAL  LIFE  INSURANCE  COMPANY
By:     David  L.  Babson  &  Company  Inc.,  as  Investment  Advisor

     By:    ________________________
     Name:  ________________________
     Title: ________________________


C.M.  LIFE  INSURANCE  COMPANY
By:     David  L.  Babson  &  Company  Inc.,  as  Investment  Advisor

     By:_    _______________________
     Name:  ________________________
     Title: ________________________


AMERICAN  UNITED  LIFE  INSURANCE  COMPANY


By:    ________________________
Name:  ________________________
Title: ________________________

PIONEER  MUTUAL  LIFE  INSURANCE  COMPANY


By:    ________________________
Name:  ________________________
Title: ________________________


THE  STATE  LIFE  INSURANCE  COMPANY


By:    ________________________
Name:  ________________________
Title: ________________________

                               PURCHASER SCHEDULE






                                                                 Aggregate
                                                             Principal Amount
MASSACHUSETTS MUTUAL LIFE                                     of Notes to be          Note
INSURANCE COMPANY                                                Purchased      Denomination(s)


(1) All payments on account of Notes. . . . . . . . . . . .  $       8,300,000  $      8,300,000
held by such purchaser shall be made
by crediting in the form of bank wire
transfer of Federal or other
immediately available funds,
(identifying each payment as "6.64%
Senior Notes due October 31, 2017,
PPN 165303 D* 6", interest and
principal), to: interest and principal),
to:

Citibank, N.A.
111 Wall Street
New York, NY 10043
ABA # 021000089
For MassMutual Long-Term Pool
Account No. 4067-3488
Re:  Description of security, principal and interest split

With telephone advice of payment to
the Securities Custody and Collection
Department of David L. Babson &
Company Inc. at (413)226-1889 or
(413)226-1803

(2) Address for all notices relating to payments:

Massachusetts Mutual Life Insurance Company
C/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attention: Securities Custody and Collection Department

(3) Address for all other communications and notices:

Massachusetts Mutual Life Insurance Company
C/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:  Securities Investment Division

(4) Tax Id. No.: 04-1590850


                               PURCHASER SCHEDULE








                                                                Aggregate
                                                            Principal Amount
MASSACHUSETTS MUTUAL LIFE                                    of Notes to be          Note
INSURANCE COMPANY                                               Purchased      Denomination(s)


(1) All payments on account of Notes shall be. . . . . . .  $       4,600,000  $      4,600,000
made by crediting in the form of bank wire
transfer of Federal or other immediately
available funds, (identifying each payment as
"6.64% Senior Notes due October 31, 2017,
PPN 165303 D* 6", interest and principal), to:

Citibank, N.A.
111 Wall Street
New York, NY 10043
ABA # 021000089
For MassMutual Spot Priced Contract
Account No. 3890-4953
Re:  Description of security, principal and interest split

With telephone advice of payment to
the Securities Custody and Collection
Department of David L. Babson &
Company Inc. at (413)226-1807 or
(413)226-1839

(2) Address for all notices relating to payments:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attention: Securities Custody and Collection Department

(3) Address for all other communications and notices:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:  Securities Investment Division

(4) Tax Id. No.: 04-1590850


                               PURCHASER SCHEDULE








                                                                Aggregate
                                                            Principal Amount
MASSACHUSETTS MUTUAL LIFE                                    of Notes to be          Note
INSURANCE COMPANY                                               Purchased      Denomination(s)


(1) All payments on account of Notes shall be. . . . . . .  $       4,400,000  $      4,400,000
made by crediting in the form of bank wire
transfer of Federal or other immediately
available funds, (identifying each payment as
"6.64% Senior Notes due October 31, 2017,
PPN 165303 D* 6", interest and principal), to:

JPMorgan Chase Bank
4 Chase Metro Tech Center
New York, NY 10081
ABA # 021000021
For MassMutual Pension Management
Acct # 910-2594018
Re:  Description of security, principal and interest split

With telephone advice of payment to
the Securities Custody and Collection
Department of David L. Babson &
Company Inc. at (413)226-1803 or
(413)226-1839

(2) Address for all notices relating to payments:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attention: Securities Custody and Collection Department

(3) Address for all other communications and notices:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:  Securities Investment Division

(4) Tax Id. No.: 04-1590850


                               PURCHASER SCHEDULE








                                                                Aggregate
                                                            Principal Amount
MASSACHUSETTS MUTUAL LIFE                                    of Notes to be          Note
INSURANCE COMPANY                                               Purchased      Denomination(s)


(1) All payments on account of Notes shall be. . . . . . .  $       1,300,000  $      1,300,000
made by crediting in the form of bank wire
transfer of Federal or other immediately
available funds, (identifying each payment as
"6.64% Senior Notes due October 31, 2017,
PPN 165303 D* 6", interest and principal), to:

Citibank, N.A.
111 Wall Street
New York, NY 10043
ABA # 021000089
For MassMutual Structured Settlement Fund
Acct # 4065-5423
Re:  Description of security, principal and interest split

With telephone advice of payment to
the Securities Custody and Collection
Department of David L. Babson &
Company Inc. at (413)226-1807 or
(413)226-1839

(2) Address for all notices relating to payments:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attention: Securities Custody and Collection Department

(3) Address for all other communications and notices:

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:  Securities Investment Division

(4) Tax Id. No.: 04-1590850


                               PURCHASER SCHEDULE






                                                                Aggregate
                                                            Principal Amount
                                                             of Notes to be          Note
C.M. LIFE INSURANCE COMPANY                                     Purchased      Denomination(s)


(1) All payments on account of Notes shall be. . . . . . .  $       3,400,000  $      3,400,000
made by crediting in the form of bank wire
transfer of Federal or other immediately
available funds, (identifying each payment as
"6.64% Senior Notes due October 31, 2017,
PPN 165303 D* 6", interest and principal), to:

Citibank, N.A.
111 Wall Street
New York, NY 10043
ABA # 021000089
For Segment 43 - Universal Life
Acct # 4068-6561
Re:  Description of security, principal and interest split

With telephone advice of payment to
the Securities Custody and Collection
Department of David L. Babson &
Company Inc. at (413)226-1839 or
(413)226-1803

(2) Address for all notices relating to payments:

C.M. Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attention: Securities Custody and Collection Department

(3) Address for all other communications and notices:

C.M. Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 800
Springfield, MA 01115
Attn:  Securities Investment Division

(4) Tax Id. No.: 06-1041383


                               PURCHASER SCHEDULE







                                                           Aggregate
                                                       Principal Amount
                                                        of Notes to be          Note
AMERICAN UNITED LIFE INSURANCE COMPANY                     Purchased      Denomination(s)


(1) All payments on account of Notes held by such . .  $       7,000,000  $      7,000,000
purchaser shall be made by wire transfer of
immediately available funds for credit to:

Bank of New York
One Wall Street, 3rd Floor
Window A
New York, New York 10286
Attn: P&I Department
ABA # 021000018
BNF: IOC566

Each such wire transfer shall set forth the name of the Company, a reference to "6.64% Senior
Notes due October 31, 2017, PPN 165303 D*
6", and the due date and application (as among principal, interest and Make Whole Amount) of the payment being made.

(2) Address for all notices relating to payments:

American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46204
Attention: Christopher D. Pahlke, Securities
Department
Phone: 317-285-1485
Fax: 317-285-7580

(3) Address for all other communications and notices:

American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46204
Attention: Christopher D. Pahlke, Securities
Department
Phone: 317-285-1485
Fax: 317-285-7580

(4) Tax Id. No.: 35-0145825


                               PURCHASER SCHEDULE







                                                           Aggregate
                                                       Principal Amount
PIONEER MUTUAL LIFE INSURANCE                           of Notes to be          Note
COMPANY                                                    Purchased      Denomination(s)


(1) All payments on account of Notes held by such . .  $         500,000  $        500,000
purchaser shall be made by wire transfer of
immediately available funds for credit to:

Bank of New York
One Wall Street, 3rd Floor
Window A
New York, New York 10286
Attn: P&I Department
ABA # 021000018
BNF: IOC566
Pioneer Mutual Life, c/o American United Life

Each such wire transfer shall set forth the name of the Company, a reference to "6.64% Senior
Notes due October 31, 2017, PPN 165303 D*
6", and the due date and application (as among principal, interest and Make Whole Amount) of the payment being made.

(2) Address for all notices relating to payments:

Pioneer Mutual Life Insurance Company
c/o American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46204
Attention: Christopher D. Pahlke, Securities
Department
Phone: 317-285-1485
Fax: 317-285-7580

(3) Address for all other communications and notices:

Pioneer Mutual Life Insurance Company
c/o American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46204
Attention: Christopher D. Pahlke, Securities
Department
Phone: 317-285-1485
Fax: 317-285-7580

(4) Tax Id. No.: 45-0220640


                               PURCHASER SCHEDULE







                                                           Aggregate
                                                       Principal Amount
                                                        of Notes to be          Note
THE STATE LIFE INSURANCE COMPANY                           Purchased      Denomination(s)


(1) All payments on account of Notes held by such . .  $         500,000  $        500,000
purchaser shall be made by wire transfer of
immediately available funds for credit to:

Bank of New York
One Wall Street, 3rd Floor
Window A
New York, New York 10286
Attn: P&I Department
ABA # 021000018
BNF: IOC566
State Life, c/o American United Life

Each such wire transfer shall set forth the name of the Company, a reference to "6.64% Senior
Notes due October 31, 2017, PPN 165303 D*
6", and the due date and application (as among principal, interest and Make Whole Amount) of the payment being made.

(2) Address for all notices relating to payments:

The State Life Insurance Company
c/o American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46204
Attention: Christopher D. Pahlke, Securities
Department
Phone: 317-285-1485
Fax: 317-285-7580

(3) Address for all other communications and notices:

The State Life Insurance Company
c/o American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46204
Attention: Christopher D. Pahlke, Securities
Department
Phone: 317-285-1485
Fax: 317-285-7580

(4) Tax Id. No.: 35-0684263


                                    EXHIBIT A

                                 [FORM OF NOTE]

                        CHESAPEAKE UTILITIES CORPORATION

                     6.64% Senior Note due October 31, 2017


No.  R-____                                          PPN  165303  D*  6


$__________                                        [Date]


     CHESAPEAKE UTILITIES CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to ______________
or  registered assigns the principal sum of  __________ Dollars ($     )
on October 31, 2017; and to pay
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 6.64% per annum, semi-annually on the last day of April and October in each year, commencing on April 30, 2003 until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at a rate per annum from time to time equal to the greater of (i) 8.64% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to $30,000,000 pursuant to the Company's Note Agreement dated as of October 31, 2002 between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. As provided in such Agreement, this Note is subject to prepayment, in whole or in part, with a premium as specified in said Agreement. The Company agrees to make required payments on account of said Notes in accordance with the provisions of said Agreement.

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company in Dover, Delaware, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.
Under certain circumstances, as specified in said Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in said Agreement.

This Note and said Agreement are governed by and construed in accordance with New York law.

                         CHESAPEAKE  UTILITIES  CORPORATION


(CORPORATE  SEAL)               By:    ________________________
                                Name:  ________________________
                                Title: ________________________

                                                                     EXHIBIT B-1
                                                                     -----------
                              [COVINGTON & BURLING]

October  31,  2002

Massachusetts  Mutual  Life  Insurance  Company
C.M.  Life  Insurance  Company
c/o  David  L.  Babson  &  Company  Inc.
1500  Main  Street,  Suite  800
Springfield,  Massachusetts  01115
Attn:     Securities  Investment  Division

American  United  Life  Insurance  Company
The  State  Life  Insurance  Company
Pioneer  Mutual  Life  Insurance  Company
One  American  Square
Post  Office  Box  368
Indianapolis,  Indiana  46204
Attn:     Christopher  D.  Pahlke,  Securities  Department

Ladies  and  Gentlemen:

     We have acted as special counsel for Chesapeake Utilities Corporation (the "Company") in connection with the Note Agreement, dated as of October 31, 2002, between the Company and each of you (the "Note Agreement"), pursuant to which the Company has issued to each of you today 6.64% Senior Notes due October 31, 2017 of the Company in the aggregate principal amount of $30,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you in satisfaction of the condition set forth in Section 1.4(c) of the Note Agreement and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein.

In rendering our opinion, we have relied, to the extent that we deem necessary and proper, as to factual matters only, on the warranties and representations contained in the Note Agreement and a certificate of an officer of the Company indicating that the Company has complied with certain financial ratios mandated by the agreements listed in Schedule 6.7 to the Note Agreement. We have also examined and relied upon such other certificates of officers of the Company, certificates of public officials, and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. With respect to the opinion expressed in paragraph c below, we have also relied upon the representation made by each of you in Section 9.4 of the Note Agreement. We have assumed the genuineness of all signatures (except those of the Company) and conformity to original documents of all documents furnished to us as originals or photostatic copies. We have also assumed the power and authority of, the due execution and delivery by, and the enforceability of the Note Agreement against, each party to the Note Agreement other than the Company. As to certain matters of Delaware law, including the corporate power of the Company, we have relied upon the opinion letter of even date herewith given to each of you by Parkowski & Guerke. Our factual inquiry has been limited to the actions and inquiries expressly described in this paragraph, and we have not conducted any independent inquiry, beyond that identified above, to verify such matters.

We are attorneys licensed to practice in the District of Columbia and the Federal courts and agencies of the United States of America. We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the District of Columbia and the General Corporation Law of the State of Delaware. Without limitation of the foregoing, we note that the Note Agreement is governed by the laws of the State of New York, and with the consent of each of you, we have assumed for purposes of this opinion that those laws do not differ in any material respect from the laws of the District of Columbia.

Based  on  the  foregoing,  it  is  our  opinion  that:

a. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Note Agreement and the Notes and to carry on the business as now being conducted. The Company is qualified to do business and is in good standing under the laws of the States of Maryland and Florida, which are the only jurisdictions where the ownership of property or the nature of the business conducted by it makes such qualification necessary.

b. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforcement of such terms may be limited by laws governing bankruptcy, reorganization, moratorium, or insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

c. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

d. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

e. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body (other than the Delaware and Florida State Commissions and routine filings after the date hereof with the Securities and Exchange Commission and/or State Blue Sky authorities) or other Person pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) order, judgment or decree to which the Company is subject, or any of the agreements listed on Schedule 6.7 to the Note Agreement or the terms of the 8.25% Convertible Debentures due March 1, 2014.

     Our opinions may not be relied upon by any person or entity other than each of you, transferees of each of you, prospective transferees (other than pursuant to a public offering) and Schiff Hardin & Waite your special counsel in connection with the matters referred to herein, and except with respect to regulatory authorities exercising jurisdiction over any of you (which shall be deemed to include the National Association of Insurance Commissioners), this opinion may not be disclosed to any other person without our prior written consent.

                                   Very  truly  yours,

                                   COVINGTON  &  BURLING

                                                                     EXHIBIT B-2
                                                                     -----------
                              [PARKOWSKI & GUERKE]

October  31,  2002

Massachusetts  Mutual  Life  Insurance  Company
C.M.  Life  Insurance  Company
c/o  David  L.  Babson  &  Company  Inc.
1500  Main  Street,  Suite  800
Springfield,  Massachusetts  01115
Attn:     Securities  Investment  Division

American  United  Life  Insurance  Company
The  State  Life  Insurance  Company
Pioneer  Mutual  Life  Insurance  Company
One  American  Square
Post  Office  Box  368
Indianapolis,  Indiana  46204
Attn:     Christopher  D.  Pahlke,  Securities  Department

Ladies  and  Gentlemen:

     We have acted as special Delaware counsel for Chesapeake Utilities Corporation (the "Company") in connection with the Note Agreement, dated as of October 31, 2002, between the Company and each of you (the "Note Agreement"), pursuant to which the Company has issued to each of you today 6.64% Senior Notes due October 31, 2017 of the Company in the aggregate principal amount of $30,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you in satisfaction of the condition set forth in Section 1.4(c) of the Note Agreement and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representations made by each of you in Sections 9.4 and 9.5 of the Note Agreement.

Based  on  the  foregoing,  it  is  our  opinion  that:

a. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Note Agreement and the Notes and to carry on the business as now being conducted.

b. The Note Agreement and the Notes have been fully authorized by all requisite corporate action.

c. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes will not require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body (other than the State of Delaware Public Service Commission and routine filings after the date hereof with the Securities and Exchange Commission and/or State Blue Sky authorities) pursuant to, any applicable law (including any securities or Blue Sky law), statute, rule or regulation of the State of Delaware. The Public Service Commission of the State of Delaware has duly entered Order No. 5989 in PSC Docket No. 02-186 dated July 9, 2002, such Order is final and in full force and effect, no appeal, review or contest thereof is pending, and no further action by the Public Service Commission of the State of Delaware is a requirement to execution and delivery of the Note Agreement or the Notes or the offering, issuance or sale of the Notes or the fulfillment of compliance with the requisite provisions of the Note Agreement and the Notes.

     Our opinions may not be relied upon by any person or entity other than each of you, transferees of each of you and Schiff Hardin & Waite, your special counsel, in connection with the matters referred to herein.

Our  opinions  are  limited  to  the  laws  of  the  State  of  Delaware.

                                   Sincerely  yours,

                                   PARKOWSKI  &  GUERKE

                                   BY: ________________________

                                       William  A.  Denman,  Esq.

                                                                     EXHIBIT B-3
                                                                     -----------
                               [PIPER RUDNICK LLP]

October  31,  2002

Massachusetts  Mutual  Life  Insurance  Company
C.M.  Life  Insurance  Company
c/o  David  L.  Babson  &  Company  Inc.
1500  Main  Street,  Suite  800
Springfield,  Massachusetts  01115
Attn:     Securities  Investment  Division

American  United  Life  Insurance  Company
The  State  Life  Insurance  Company
Pioneer  Mutual  Life  Insurance  Company
One  American  Square
Post  Office  Box  368
Indianapolis,  Indiana  46204
Attn:     Christopher  D.  Pahlke,  Securities  Department

Ladies  and  Gentlemen:

     We have acted as special Maryland regulatory counsel for Chesapeake Utilities Corporation (the "Company") in connection with the Note Agreement, dated as of October 31, 2002, between the Company and each of you (the "Note Agreement"), pursuant to which the Company has issued to each of you today 6.64% Senior Notes due October 31, 2017 of the Company in the aggregate principal amount of $30,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein.

Based on the foregoing and assuming approval of the subject transaction by the Delaware Public Service Commission in PSC Docket No. 02-186, it is our opinion that:

The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not require any authorization, consent, approval, exemption or other action by or notice to or filing with any Maryland state administrative or governmental body, including, without limitation, the Public Service Commission of Maryland, pursuant to any applicable law (including any securities or Blue Sky law), statute, rule, regulation or other requirement of the State of Maryland.

Our opinion may not be relied upon by any person or entity other than each of you, transferees of each of you and Schiff Hardin & Waite your special counsel in connection with the matters referred to herein.

                                   Very  truly  yours,

                                                                     EXHIBIT B-4
                                                                     -----------

                        [ROSE, SUNDSTROM & BENTLEY, LLP]

October  31,  2002

Massachusetts  Mutual  Life  Insurance  Company
C.M.  Life  Insurance  Company
c/o  David  L.  Babson  &  Company  Inc.
1500  Main  Street,  Suite  800
Springfield,  Massachusetts  01115
Attn:     Securities  Investment  Division

American  United  Life  Insurance  Company
The  State  Life  Insurance  Company
Pioneer  Mutual  Life  Insurance  Company
One  American  Square
Post  Office  Box  368
Indianapolis,  Indiana  46204
Attn:     Christopher  D.  Pahlke,  Securities  Department

Ladies  and  Gentlemen:

     We have acted as special Florida counsel for Chesapeake Utilities Corporation (the "Company") in connection with the Note Agreement, dated as of October 31, 2002, between the Company and each of you (the "Note Agreement"), pursuant to which the Company has issued to each of you today 6.64% Senior Notes due October 31, 2017 of the Company in the aggregate principal amount of $30,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you in satisfaction of the condition set forth in Section 1.4(c) of the Note Agreement and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Based  on  the  foregoing,  it  is  our  opinion  that:

a. The Company is qualified to do business and is in good standing under the laws of the State of Florida.

b. The execution and delivery of the Note Agreement and the Notes, the issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes will not require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body (other than the Public Service Commission of the State of Florida) pursuant to any applicable law, statute, rule or regulation of the State of Florida. The Public Service Commission of the State of Florida has duly entered Order Nos. PSC-01-2274-FOF-GU, PSC-01-2274A-FOF-GU and PSC-02-1102-FOF-GU in Docket No. 011345-GU dated November 19, 2001, December 5, 2001, and August 12, 2002, respectively, which orders are final and in full force and effect, no appeal, review or contest thereof is pending and the time for appeal or to seek review or reconsideration thereof has expired and no further action by the Public
Service Commission of the State of Florida is a requirement to execution and delivery of the Note Agreement or the Notes or the issuance or sale of the Notes or the fulfillment of compliance with the requisite provisions of the Note Agreement and the Notes.

     Our opinion may not be relied upon by any person or entity other than each of you, transferees of each of you and Schiff Hardin & Waite your special counsel in connection with the matters referred to herein.

Our  opinion  is  limited  to  the  laws  of  the  State  of  Florida.

                                   Sincerely,

                                                                     EXHIBIT B-5
                                                                     -----------

                            [LAWS & ROBERTSON, P.A.]

October  31,  2002

Massachusetts  Mutual  Life  Insurance  Company
C.M.  Life  Insurance  Company
c/o  David  L.  Babson  &  Company  Inc.
1500  Main  Street,  Suite  800
Springfield,  Massachusetts  01115
Attn:     Securities  Investment  Division

American  United  Life  Insurance  Company
The  State  Life  Insurance  Company
Pioneer  Mutual  Life  Insurance  Company
One  American  Square
Post  Office  Box  368
Indianapolis,  Indiana  46204
Attn:  Christopher  D.  Pahlke,  Securities  Department

Ladies  and  Gentlemen:

     We have acted as special Maryland counsel for Chesapeake Utilities Corporation (the "Company") in connection with the Note Agreement, dated as of October 31, 2002, between the Company and each of you (the "Note Agreement"), pursuant to which the Company has issued to each of you today 6.64% Senior Notes due October 31, 2017, of the Company in the aggregate principal amount of $30,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you in satisfaction of the condition set forth in Section 1.4(c) of the Note Agreement and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Based  on  the  foregoing,  it  is  our  opinion  that:

a. The Company is qualified to do business and is in good standing in the State of Maryland.

b. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes will not require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body (other than routine filings after the date hereof with the Securities and Exchange Commission and/or State Blue Sky authorities) pursuant to any applicable law (including any securities or Blue Sky law), statute, rule or regulation of the State of Maryland, except that this opinion expresses no opinion about any authorization, consent, approval, exemption or other action by or notice to or filing with the Maryland Public Service Commission, a matter about which we understand that the Company's counsel for Public Service Commission matters, Piper Rudnick LLP, will express a separate opinion.

     Our opinions may not be relied upon by any person or entity other than each of you, transferees of each of you and Schiff Hardin & Waite, your special counsel in connection with the matters referred to herein.

Our  opinions  are  limited  to  the  laws  of  the  State  of  Maryland.

                              Very  truly  yours,

                              LAWS  &  ROBERTSON,  P.A.



                              By: ________________________

                                                                    SCHEDULE 4.6
                                                                    ------------



                              EXISTING INDEBTEDNESS
     The Existing Indebtedness of the Company and Subsidiaries as of October 31, 2002 is as follows:

 Funded  Debt:
$ 1,890,000     9.37%  First  Mortgage  Sinking  Fund  Bonds  Series  I
$ 3,310,000     8.25%  Convertible  Debentures,  Due  March  1,  2014
$ 6,000,000     7.97%  Senior  Unsecured  Note,  due  February  1,  2008
$ 8,181,818     6.91%  Senior  Unsecured  Note,  due  October  1,  2010
$10,000,000     6.85%  Senior  Unsecured  Note,  due  January  1,2012
$20,000,000     7.83%  Senior  Unsecured  Note,  due  January  1,  2015
$   271,300     8.50%  Mortgage  (Skipjack,  Inc.)
$    45,511     0.00%  Auto  Loans  (Sharp  Water  of  Idaho,  Inc.)

     Current  Debt:
$35,000,000     Short-term  borrowing  under line of credit agreements with Bank of  America
$   500,000     Short-term  borrowing  under line of credit agreement with PNC
                Bank

     SCHEDULE  4.8(A)(V)
     -------------------


                                 EXISTING LIENS
     The Liens of Property of the Company and Subsidiaries as of October 31, 2002 (other than Liens of the types described in clauses (i) through (iv) of Section 4.8(a)) and the obligations secured thereby are as follows:

a. Lien arising from the First Mortgage Indenture to the extent securing bonds outstanding thereunder as of the date hereof.

b.     Mortgage  on  real  estate  owned  by  Skipjack,  Inc.

c.     Automobile  loans  purchased  by  Sharp  Water  of  Idaho,  Inc.

     SCHEDULE  6.1(A)
     ----------------


                                  SUBSIDIARIES

SUBSIDIARY                                    JURISDICTION  OF  INCORPORATION
----------                                    -------------------------------

Chesapeake  Utilities  Corporation            Delaware
Eastern  Shore  Natural  Gas  Company         Delaware
Dover  Exploration  Company                   Delaware
Skipjack,  Inc.                               Delaware
Sharpgas,  Inc.                               Delaware
BravePoint,  Inc.                             Georgia
Sharpoil,  Inc.                               Delaware
Sharp  Energy,  Inc.                          Delaware
Chesapeake  Investment  Company               Delaware
Capital  Data  Systems,  Inc.                 North  Carolina
Currin  and  Associates,  Inc.                North  Carolina
Chesapeake  Service  Company                  Delaware
Tri-County  Gas  Co.,  Inc.                   Maryland
Eastern  Shore  Real  Estate,  Inc.           Maryland
Sam  Shannahan  Well  Co.,  Inc.              Maryland
Xeron,  Inc.                                  Mississippi
Sharp  Water,  Inc.                           Delaware
Sharp  Living,  Inc.                          Delaware
Eco  Water  Systems  of  Michigan,  Inc.      Michigan
Carroll  Water  Systems,  Inc.                Maryland
Absolute  Water  Care,  Inc.                  Florida
Sharp  Water  of  Florida,  Inc.              Delaware
Sharp  Water  of  Minnesota,  Inc.            Delaware
Sharp  Water  of  Idaho,  Inc.                Delaware
aQuality  Company,  Inc.                      Delaware
aquality  soulutions  of
   Western  Maryland,  LLC                    Delaware
aquality  soulutions  of  Delmarva,  LLC      Delaware

     SCHEDULE  6.7
     -------------


                       LIST OF AGREEMENTS RESTRICTING DEBT
     The contracts or agreements of the Company or a Subsidiary which restrict the right of ability of the Company to issue the Notes or to perform its obligation under the Agreement are as follows:

a. Tenth Supplemental Indenture, dated as of December 15, 1989, by and between Chesapeake Utilities Corporation, Maryland National Bank, and Barnett Banks and Trust Company, N.A.

b. Eighth Supplemental Indenture, dated as of April 1, 1986, by and between Chesapeake Utilities Corporation, Maryland National Bank, and Barnett Banks Trust Company, N.A.

c. Guaranty Agreement, dated as of December 15, 1985, by and between Chesapeake Utilities Corporation and First Union National Bank.

     SCHEDULE  7.1
     -------------


                              EXISTING INVESTMENTS
     The outstanding Investments of the Company and Subsidiaries as of October 31, 2002, are as follows:

     Rabbi Trust Investment of $500,000 associated with the acquisition of Xeron, Inc.









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